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                                                                    EXHIBIT 99.b

                MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                  AT DECEMBER 31
                                             --------------------------------------------------------
                                               1993        1992        1991        1990        1989
                                             --------    --------    --------    --------    --------
EARNINGS BEFORE INCOME TAXES AND FIXED
  CHARGES:
  Income before income taxes..............   $362,600    $304,800    $ 97,600    $235,900    $327,100
  (Deduct) add equity in undistributed
     (earnings) losses of fifty-percent-
     or-less-owned companies..............    (18,740)    (17,290)     12,640       8,760     (29,060)
  Add dividends received from
     fifty-percent-or-less-owned
     companies............................      4,940       4,100      25,450       1,780       1,990
  Add interest on indebtedness, net.......    104,080     100,490     124,950     125,770     112,830
  Add amortization of debt expense........      2,650       2,710       1,630       1,420       1,460
  Add one-third of rentals................     10,970      10,800      12,530       9,610       8,830
                                             --------    --------    --------    --------    --------
       Earnings before income taxes and
          fixed charges...................   $466,500    $405,610    $274,800    $383,240    $423,150
                                             --------    --------    --------    --------    --------
                                             --------    --------    --------    --------    --------
FIXED CHARGES:
  Interest on indebtedness................   $105,420    $113,670    $128,450    $125,770    $112,830
  Amortization of debt expense............      2,650       2,710       1,630       1,420       1,460
  One-third of rentals....................     10,970      10,800      12,530       9,610       8,830
                                             --------    --------    --------    --------    --------
                                             $119,040    $127,180    $142,610    $136,800    $123,120
                                             --------    --------    --------    --------    --------
                                             --------    --------    --------    --------    --------
Ratio of earnings to fixed charges........        3.9         3.2         1.9         2.8         3.4
                                                  ---         ---         ---         ---         ---
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